Exhibit 10iii_35

SAFEWAY INC.

2007 EQUITY AND INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE – CANADIAN PARTICIPANTS

Safeway Inc., a Delaware corporation (the “Company”), pursuant to its 2007 Equity and Incentive Award Plan (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s common stock, par value $0.01 per share (“Stock”), set forth below (the “Shares”) at the price set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice (the “Grant Notice”).

Participant:
Grant Date:
Exercise Price per Share:	$
Total Exercise Price:	$
Total Number of Shares Subject to the Option:
Expiration Date:

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

Vesting Schedule:	Subject to the terms and conditions of the Plan, this Grant Notice and the Stock Option Agreement, this Option shall vest and become exercisable as to:

(i) % of the Shares on , 20 , (ii) % of the Shares on , 20 , (iii) % of the Shares on , 20 , (iv) % of the Shares on , 20 , and (v) % of the Shares on , 20 .

In no event, however, shall this Option vest and become exercisable for any additional shares of Stock following Participant’s Termination of Employment, Termination of Consultancy or Termination of Directorship, as applicable.

By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice, fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan and acknowledges that participation in the Plan is voluntary. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under or relating to the Plan, this Grant Notice or the Stock Option Agreement.

SAFEWAY INC.:		PARTICIPANT:

By:		By:
Print Name:		Print Name:
Title:
Address:	5918 Stoneridge Mall Road	Address:
Pleasanton, CA 94588-3229

Attachments:	Stock Option Agreement (Exhibit A)
Form of Exercise Notice (Exhibit B)
Safeway Inc. 2007 Equity and Incentive Award Plan (Exhibit C)
Safeway Inc. 2007 Equity and Incentive Award Plan Prospectus (Exhibit D)

2

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT– CANADIAN PARTICIPANTS

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Safeway Inc., a Delaware corporation (the “Company”), has granted to Participant an option to purchase the number of shares of the Company’s common stock, par value $0.01 per share (“Stock”), specified in the Grant Notice, upon the terms and conditions set forth in the Safeway Inc. 2007 Equity and Incentive Award Plan (the “Plan”), the Grant Notice and this Agreement.

ARTICLE I

GENERAL

1.1 Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below notwithstanding meanings that may be otherwise specified in the Plan, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined therein, the Plan.

“Demotion” shall mean the demotion of Participant to a position within the Company or a Subsidiary which is not then eligible for grants of stock options or to a position that is eligible for stock option grants at a lower level than the level for which Participant was eligible on the Grant Date. Notwithstanding the foregoing, the Chief Executive Officer of the Company may make adjustments, in his discretion, to the foregoing definition in the event of the transfer, illness or disability of Participant, the occurrence of a force majeure event (including without limitation acts of God, strikes or labor disturbances) affecting Participant’s position or other similar circumstances.

“Retirement Date” shall mean the date Participant attains the age of 55.

“Termination of Employment” shall mean the time when the employment of Participant with the Company or any Subsidiary ceases for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) any termination of employment where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary, and (b) any termination of employment which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. For greater certainty and for the purposes of the Company’s obligations and Participant’s entitlements hereunder, upon termination without just cause, Termination of Employment shall be effective as of the date on which the Company notifies Participant of the termination of Participant’s employment, without regard to any period of notice, salary continuation, pay in lieu of notice or other payment to which Participant may be entitled on a Termination of Employment, and no such period of notice or entitlement to any payment shall extend the employee-employer relationship between Participant and the Company or any Subsidiary for purposes of the Plan. The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, without limitation, the question of whether a Termination of Employment resulted from a discharge for cause; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, Participant’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.

ARTICLE I

GRANT OF OPTION

2.1 Grant of Option. In consideration of Participant’s agreement to remain in the service or employ of the Company or a Subsidiary and for other good and valuable consideration, effective as of the “Grant Date” set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant an option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement. Unless designated as an Incentive Stock Option in the Grant Notice, the Option shall be a Non-Qualified Stock Option.

2.2 Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the exercise price per share of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Participant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or “parent corporation” of the Company (as defined in Section 424(e) of the Code), the exercise price per share of Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

2.3 Consideration to the Company; No Employment Rights. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

ARTICLE II

PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Subject to Sections 3.2 and 3.3, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b) No portion of the Option which has not become vested and exercisable at the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Participant. No portion of the Option which has not become vested and exercisable at the date of Participant’s Demotion shall thereafter become vested and exercisable. Notwithstanding the foregoing, in the event of Participant’s Demotion to a position that is eligible for stock option grants at a lower level than the level for which Participant was eligible on the Grant Date (the “New Position”), the immediately preceding sentence shall apply only to that part (if any) of the portion of the Option which has not become vested and exercisable which exceeds the minimum number of stock options to which the New Position is eligible.

3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of              years following the Grant Date;

(b) If this Option is designated as an Incentive Stock Option and Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or any “parent corporation” of the Company (as defined in Section 424(e) of the Code), the expiration of five years from the Grant Date;

(c) The expiration of three months following the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, unless such termination occurs on or after the Retirement Date or by reason of Participant’s death, Participant’s “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or Participant’s engagement in willful misconduct that injures the Company or any of its Subsidiaries;

(d) The expiration of 12 months following the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, on or after the Retirement Date or by reason of Participant’s death or Participant’s “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code);

(e) The date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy by the Company or any Parent or Subsidiary by reason of Participant’s engagement in willful misconduct that injures the Company or any of its Subsidiaries; or

Participant acknowledges that an Incentive Stock Option exercised more than three months after Participant’s Termination of Employment, other than by reason of death or Participant’s “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), will be taxed as a Non-Qualified Stock Option.

Subject only to the express requirements of applicable employment standards legislation, Participant waives any and all right to compensation or damages in consequence of Termination of Employment (whether lawfully or unlawfully) or otherwise for any reason whatsoever insofar as those rights arise or may arise from Participant ceasing to have rights, or being entitled to any payment, under the Plan pursuant to Section 3.3(c) of this Agreement.

3.4 Acceleration of Exercisability. Immediately prior to the occurrence of a Change in Control, the Option shall vest and become exercisable as to all shares of Stock covered thereby, notwithstanding that the Option may not yet have become fully vested and exercisable under Section 3.1(a).

3.5 Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.

ARTICLE III

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. Except as provided in Sections 5.2(b) and 5.2(c), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than 100 shares (or, if less, the maximum number of shares for which the Option is vested and exercisable at such time) and shall be for whole shares only.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a) An Exercise Notice in writing signed by Participant or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. Such notice shall be substantially in the form attached as Exhibit B to the Grant Notice (or such other form as is prescribed by the Administrator);

(b) The receipt by the Company of full payment for the shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4;

(c) Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

4.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) cash;

(b) check;

(c) to the extent permitted under applicable laws, delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale; or

(d) any combination of the foregoing.

4.5 Conditions to Issuance of Shares. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such Stock is then listed;

(b) The completion of any registration or other qualification of such shares under any federal, state or foreign law or under rulings or regulations promulgated by the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any federal, state or foreign governmental agency which the Administrator shall, in its discretion, determine to be necessary or advisable;

(d) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4;

(e) Unless a Registration Statement under the Securities Act is in effect with respect to the shares of Stock to be issued, the receipt of a written representation of Participant that the shares of Stock are being acquired by Participant for investment and with no present intention of selling or transferring them and that Participant will not sell or otherwise transfer the shares except in compliance with all applicable securities laws; and

(f) The lapse of such reasonable period of time following the exercise of the Option and the satisfaction of all other conditions to issuance as the Administrator may from time to time establish for reasons of administrative convenience.

4.6 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in Section 11.3 of the Plan.

ARTICLE IV

OTHER PROVISIONS

5.1 Administration. The Administrator shall have the power to (a) interpret the Plan and this Agreement, (b) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules and (c) amend this Agreement, subject to Section 5.9. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be binding, conclusive and final upon Participant, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option. In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the discretion of the Administrator.

5.2 Option Not Transferable.

(a) Subject to Section 5.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or Participant’s successors in interest or shall be subject to sale or other disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such sale or other disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted sale or other disposition thereof shall be null and void and of no effect, except to the extent that such sale or other disposition is permitted by the preceding sentence.

(b) Notwithstanding any other provision in this Agreement, with the consent of the Administrator and to the extent the Option is not intended to qualify as an Incentive Stock Option, the Option may be transferred to one or more Permitted Transferees, subject to the terms and conditions set forth in Section 11.1(b) of the Plan.

(c) Unless transferred to a Permitted Transferee in accordance with Section 5.2(b), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Administrator may require, a Permitted Transferee may exercise the Option or any portion thereof during Participant’s lifetime. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

5.3 Restrictive Legends and Stop-Transfer Orders.

(a) The share certificate or certificates evidencing the shares of Stock purchased hereunder shall be endorsed with any legends that may be required by any applicable federal, state or foreign securities laws.

(b) Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required: (i) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

5.4 Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement.

5.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice or at the last known address for Participant contained in the Company’s records. By a notice given pursuant to this Section 5.5, either party may thereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise Participant’s Option pursuant to Section 4.1 by written notice under this Section 5.5. Any notice shall be deemed duly given when sent via email or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.7 Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

5.8 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all applicable federal, state and foreign securities laws (including the Securities Act and the Exchange Act) and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission or any other governmental regulatory body. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.9 Amendments. This Agreement may not be modified, amended or terminated, except by an instrument in writing, signed by a duly authorized representative of the Company and, to the extent any such modification, amendment or termination may adversely affect the rights of Participant or such other person as may be permitted to exercise the Option pursuant to Section 4.1, by Participant or such other person, except as otherwise provided under the terms of the Plan.

5.10 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.2, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.

5.11 Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date or (b) within one year after the transfer of such shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

5.12 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.13 Entire Agreement. The Plan, the Grant Notice (including all Exhibits thereto) and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

EXHIBIT B

TO STOCK OPTION GRANT NOTICE

FORM OF EXERCISE NOTICE

Effective as of today,                     , 20            , the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase the number of shares of common stock specified below (the “Shares”) of Safeway Inc., a Delaware corporation (the “Company”), under and pursuant to the Safeway Inc. 2007 Equity and Incentive Award Plan (the “Plan”), the Stock Option Grant Notice dated as of             , 20             and the Stock Option Agreement attached thereto (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Plan and, if not defined in the Plan, the Option Agreement.

Grant Date:	________________________________________________
Number of Shares as to which Option is Exercised:	________________________________________________
Exercise Price per Share:	$____________
Total Exercise Price:	$____________
Certificate to be issued in name of:	__________________________________________
Payment delivered herewith:	$______________ (Representing the full exercise price for the Shares, as well as any applicable withholding tax) Form of Payment:_____________________ (Please specify)

Type of Option:	☐ Incentive Stock Option	☐ Non-Qualified Stock Option

Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement. Participant agrees to abide by and be bound by their terms and conditions. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

ACCEPTED BY: SAFEWAY INC.	SUBMITTED BY:

By:	By:
Print Name:	Print Name:

Title:	Address:

EXHIBIT C

TO STOCK OPTION GRANT NOTICE

SAFEWAY INC. 2007 EQUITY AND INCENTIVE AWARD PLAN

EXHIBIT D

TO STOCK OPTION GRANT NOTICE

SAFEWAY INC. 2007 EQUITY AND INCENTIVE AWARD PLAN PROSPECTUS